SLM Student Loan Trust 2003-8 Quarterly Servicing Report

Report Date: 5/31/2005 Reporting Period: 3/1/05-5/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		2/28/2005	Activity	5/31/2005
A	i	Portfolio Balance	$1,256,696,775.28	$(108,667,432.67)	$1,148,029,342.61
	ii	Interest to be Capitalized	19,450,838.29		19,942,635.46

	iii	Total Pool	$1,276,147,613.57		$1,167,971,978.07

	iv	Specified Reserve Account Balance	3,190,369.03		2,919,929.95

	v	Total Adjusted Pool	$1,279,337,982.60		$1,170,891,908.02

B	i	Weighted Average Coupon (WAC)	3.248%		3.238%
	ii	Weighted Average Remaining Term	120.41		118.81
	iii	Number of Loans	355,084		329,736
	iv	Number of Borrowers	209,967		196,296
	v	Aggregate Outstanding Principal Balance - T-Bill	$202,486,684.02		$181,332,167.47
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,073,660,929.55		$986,639,810.60

						% of		% of
	Notes			Spread	Balance 03/15/05	O/S Securities *	Balance 06/15/05	O/S Securities *
C	i	A-1 Notes	78442GHL3	0.010%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GHM1	0.040%	153,864,982.60	12.027%	45,418,908.02	3.879%
	iii	A-3 Notes	78442GHN9	0.110%	365,000,000.00	28.530%	365,000,000.00	31.173%
	iv	A-4 Notes	78442GHP4	0.200%	699,708,000.00	54.693%	699,708,000.00	59.759%
	vi	B Notes	78442GHQ2	0.560%	60,765,000.00	4.750%	60,765,000.00	5.190%

	vii	Total Notes			$1,279,337,982.60	100.000%	$1,170,891,908.02	100.000%

	Reserve Account		3/15/2005	6/15/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$3,190,369.03	$2,919,929.95
	iv	Reserve Account Floor Balance ($)	$2,005,422.00	$2,005,422.00
	v	Current Reserve Acct Balance ($)	$3,190,369.03	$2,919,929.95

*Percentages may not total 100% due to rounding.

II. 2003-8 Transactions from: 2/28/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$100,145,695.48
	ii	Principal Collections from Guarantor	11,522,482.60
	iii	Principal Reimbursements	126,988.62
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$111,795,166.70

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$7,974.34
	ii	Capitalized Interest	(3,135,708.37)

	iii	Total Non-Cash Principal Activity	$(3,127,734.03)

C	Total Student Loan Principal Activity		$108,667,432.67

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,568,209.79
	ii	Interest Claims Received from Guarantors	283,354.06
	iii	Collection Fees/Returned Items	67,236.62
	iv	Late Fee Reimbursements	221,427.37
	v	Interest Reimbursements	51,192.81
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	5,021,475.09
	viii	Subsidy Payments	2,315,257.07

	ix	Total Interest Collections	$11,528,152.81

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(5,516.92)
	ii	Capitalized Interest	3,135,708.37

	iii	Total Non-Cash Interest Adjustments	$3,130,191.45

F	Total Student Loan Interest Activity		$14,658,344.26

G	Non-Reimbursable Losses During Collection Period		$478.64

H	Cumulative Non-Reimbursable Losses to Date		$354,754.63

III. 2003-8 Collection Account Activity 2/28/2005 through 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$24,235,164.05
	ii	Consolidation Principal Payments	87,433,014.03
	iii	Reimbursements by Seller	(2,974.78)
	iv	Borrower Benefits Reimbursements	114,573.29
	v	Reimbursements by Servicer	(141.38)
	vi	Re-purchased Principal	15,531.49

	vii	Total Principal Collections	$111,795,166.70

B	Interest Collections
	i	Interest Payments Received	$10,322,716.83
	ii	Consolidation Interest Payments	865,579.18
	iii	Reimbursements by Seller	179.61
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	50,390.06
	vi	Re-purchased Interest	623.14
	vii	Collection Fees/Return Items	67,236.62
	viii	Late Fees	221,427.37

	ix	Total Interest Collections	$11,528,152.81

C	Other Reimbursements		$219,307.41

D	Reserves in Excess of the Requirement		$270,439.08

E	Interest Rate Cap Proceeds		$—

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts		$560,326.74

H	Funds borrowed from previous distribution		$—

I	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$124,373,392.74
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,855,416.09)

J	NET AVAILABLE FUNDS		$122,517,976.65

K	Servicing Fees Due for Current Period		$885,465.94

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$905,465.94

IV. 2003-8 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School
Current	2.771%	2.771%	99,335	76,510	27.975%	23.203%	$393,155,929.62	$290,597,541.79	31.285%	25.313%

Grace
Current	2.770%	2.770%	23,018	37,212	6.482%	11.285%	$82,403,131.13	$151,325,986.29	6.557%	13.181%

TOTAL INTERIM	2.771%	2.771%	122,353	113,722	34.457%	34.489%	$475,559,060.75	$441,923,528.08	37.842%	38.494%
REPAYMENT
Active
Current	3.710%	3.714%	109,295	100,424	30.780%	30.456%	$357,789,723.03	$314,204,320.81	28.471%	27.369%
31-60 Days Delinquent	3.664%	3.646%	10,748	10,527	3.027%	3.193%	$35,309,578.58	$33,365,873.04	2.810%	2.906%
61-90 Days Delinquen	3.548%	3.605%	9,419	6,947	2.653%	2.107%	$31,519,733.11	$21,305,807.37	2.508%	1.856%
91-120 Days Delinquent	3.629%	3.659%	5,484	4,790	1.544%	1.453%	$17,006,134.14	$14,219,560.97	1.353%	1.239%
> 120 Days Delinquent	3.675%	3.606%	16,189	17,133	4.559%	5.196%	$47,716,118.55	$50,837,580.47	3.797%	4.428%

Deferment
Current	2.960%	2.945%	43,295	39,241	12.193%	11.901%	$148,696,694.76	$134,484,724.17	11.832%	11.714%

Forbearance
Current	3.617%	3.602%	35,313	34,770	9.945%	10.545%	$134,906,202.07	$131,719,603.58	10.735%	11.474%

TOTAL REPAYMENT	3.537%	3.529%	229,743	213,832	64.701%	64.849%	$772,944,184.24	$700,137,470.41	61.506%	60.986%
Claims in Process (1)	3.725%	3.684%	2,963	2,138	0.834%	0.648%	$8,155,720.11	$5,893,236.39	0.649%	0.513%
Aged Claims Rejected (2)	3.426%	3.433%	25	44	0.007%	0.013%	$37,810.18	$75,107.73	0.003%	0.007%
GRAND TOTAL	3.248%	3.238%	355,084	329,736	100.000%	100.000%	$1,256,696,775.28	$1,148,029,342.61	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2003-8 Portfolio Characteristics by School and Loan Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.186%	191,038	$572,930,370.42	49.906%
- GSL — Unsubsidized	3.096%	123,378	$487,228,406.58	42.440%
- PLUS Loans	4.235%	13,727	$82,354,458.86	7.174%
- SLS Loans	5.437%	1,593	$5,516,106.75	0.480%

- Total	3.238%	329,736	$1,148,029,342.61	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.208%	259,541	$985,069,027.45	85.805%
- Two Year	3.368%	53,803	$123,149,725.27	10.727%
- Technical	3.596%	16,378	$39,763,267.84	3.464%
- Other	3.595%	14	$47,322.05	0.004%

- Total	3.238%	329,736	$1,148,029,342.61	100.000%

*Percentages may not total 100% due to rounding.

VI. 2003-8 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$7,494,964.17
B	Interest Subsidy Payments Accrued During Collection Period		2,233,545.52
C	SAP Payments Accrued During Collection Period		5,646,494.37
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)		560,326.74
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Net Expected Interest Collections		$15,935,330.80
H	Interest Rate Cap Payments Due to the Trust

			Cap
	i	Cap Notional Amount	CAP TERMINATED

	ii	Libor (Interpolated first period)	3.01000%
	iii	Cap %	5.00000%

	iv	Excess Over Cap ( ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2003-8 Accrued Interest Factors

		Accrued Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.000000000	-	0.00000%

B	Class A-2 Interest Rate	0.007794444	3/15/05 - 6/15/05	3.05000%

C	Class A-3 Interest Rate	0.007973333	3/15/05 - 6/15/05	3.12000%

D	Class A-4 Interest Rate	0.008203333	3/15/05 - 6/15/05	3.21000%

E	Class B Interest Rate	0.009123333	3/15/05 - 6/15/05	3.57000%

VIII. 2003-8 Inputs From Previous Quarter 2/28/05

A	Total Student Loan Pool Outstanding
	i Portfolio Balance	$1,256,696,775.28
	ii Interest To Be Capitalized	19,450,838.29

	iii Total Pool	$1,276,147,613.57
	iv Specified Reserve Account Balance	3,190,369.03

	v Total Adjusted Pool	$1,279,337,982.60

B	Total Note and Certificate Factor	0.631624308
C	Total Note Balance	$1,279,337,982.60

D	Note Balance 3/15/2005	Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i Current Factor	0.000000000	0.291410952	1.000000000	1.000000000	1.000000000
	ii Expected Note Balance	$0.00	$153,864,982.60	$365,000,000.00	$699,708,000.00	$60,765,000.00

E	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance	$3,190,369.03
I	Unpaid Primary Servicing Fees from Prior Month(s)	$0.00
J	Unpaid Administration fees from Prior Quarter(s)	$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)	$0.00
L	Interest Due on Unpaid Carryover Servicing Fees	$0.00

IX. 2003-8 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$122,517,976.65	$122,517,976.65

B	Primary Servicing Fees-Current Month		$885,465.94	$121,632,510.71

C	Administration Fee		$20,000.00	$121,612,510.71

D	Noteholder’s Interest Distribution Amoun
	i	Class A-1	$0.00	$121,612,510.71
	ii	Class A-2	$1,199,292.06	$120,413,218.65
	iii	Class A-3	$2,910,266.67	$117,502,951.98
	iv	Class A-4	$5,739,937.96	$111,763,014.02
	vi	Class B	$554,379.35	$111,208,634.67

	vii	Total Noteholder's Interest Distribution	$10,403,876.04

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$111,208,634.67
	ii	Class A-2	$108,446,074.58	$2,762,560.09
	iii	Class A-3	$0.00	$2,762,560.09
	iv	Class A-4	$0.00	$2,762,560.09
	vi	Class B	$0.00	$2,762,560.09

	vii	Total Noteholder's Principal Distribution	$108,446,074.58

F	Increase to the Specified Reserve Account Balance		$0.00	$2,762,560.09

H	Carryover Servicing Fees		$0.00	$2,762,560.09

I	Excess to Certificate Holder		$2,762,560.09	$0.00

X. 2003-8 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due		$0.00	$1,199,292.06	$2,910,266.67	$5,739,937.96	$554,379.35
	ii	Quarterly Interest Paid		0.00	1,199,292.06	$2,910,266.67	$5,739,937.96	554,379.35

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$108,446,074.58	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		0.00	108,446,074.58	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$109,645,366.64	$2,910,266.67	$5,739,937.96	$554,379.35

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 5/31/05		$1,279,337,982.60
	ii	Adjusted Pool Balance 5/31/05		1,170,891,908.02

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$108,446,074.58

	iv	Adjusted Pool Balance 2/28/05		$1,279,337,982.60
	v	Adjusted Pool Balance 5/31/05		1,170,891,908.02

	vi	Current Principal Due (iv-v)		$108,446,074.58

	vii	Principal Shortfall from Prior Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$108,446,074.58

	ix	Principal Distribution Amount Paid		$108,446,074.58

	x	Principal Shortfall (viii - ix)		$0.00

C		Total Principal Distribution		$108,446,074.58
D		Total Interest Distribution		10,403,876.04

E		Total Cash Distributions		$118,849,950.62

F	Note Balances			3/15/2005	Paydown Factor	6/15/2005
	i	A-1 Note Balance	78442GHL3	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GHM1	$153,864,982.60		$45,418,908.02
		A-2 Note Pool Factor		0.291410952	0.205390293	0.086020659

	iii	A-3 Note Balance	78442GHN9	$365,000,000.00		$365,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GHP4	$699,708,000.00		$699,708,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78442GHQ2	$60,765,000.00		$60,765,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$3,190,369.03
	ii	Deposits to correct Shortfall			$—
	iv	Total Reserve Account Balance Available			$3,190,369.03
	v	Required Reserve Account Balance			$2,919,929.95

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve — Release to Collection Account			$270,439.08
	viii	Ending Reserve Account Balance			$2,919,929.95

XI. 2003-8 Historical Pool Information

								2003
			3/1/05-5/31/05	09/01/04-11/30/04	06/01/04-08/31/04	03/01/04-05/31/04	12/01/04-2/29/04	07/07/03-11/30/03

Beginning Student Loan Portfolio Balance			$1,378,925,962.65	$1,499,568,013.14	$1,657,254,539.60	$1,714,712,275.98	$1,806,311,255.28	$1,985,167,151.88

	Student Loan Principal Activity
	i	Regular Principal Collections	$100,145,695.48	$122,594,780.99	$154,306,618.90	$54,832,495.39	$92,797,396.70	$137,168,901.92
	ii	Principal Collections from Guarantor	11,522,482.60	5,309,770.98	8,817,680.69	5,399,731.06	3,018,357.70	1,278,226.84
	iii	Principal Reimbursements	126,988.62	97,427.87	86,606.67	246,419.16	141,069.12	46,924,118.24
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$111,795,166.70	$128,001,979.84	$163,210,906.26	$60,478,645.61	$95,956,823.52	$185,371,247.00
	Student Loan Non-Cash Principal Activity							$—
	i	Other Adjustments	$7,974.34	$78,637.60	$150,605.30	$86,067.17	$78,983.76	$444,369.02
	ii	Capitalized Interest	(3,135,708.37)	(7,438,566.95)	(5,674,985.10)	(3,106,976.40)	(4,436,827.98)	(6,959,719.42)

	iii	Total Non-Cash Principal Activity	$(3,127,734.03)	$(7,359,929.35)	$(5,524,379.80)	$(3,020,909.23)	$(4,357,844.22)	$(6,515,350.40)
								$—

(-)	Total Student Loan Principal Activity		$108,667,432.67	$120,642,050.49	$157,686,526.46	$57,457,736.38	$91,598,979.30	$178,855,896.60

	Student Loan Interest Activity
	i	Regular Interest Collections	$3,568,209.79	$4,496,096.55	$4,906,607.59	$3,830,897.23	$60,497.48	$11,936.84
	ii	Interest Claims Received from Guarantors	283,354.06	157,688.77	265,601.99	167,603.84	27,697.11	23,196.78
	iii	Collection Fees/Returned Items	67,236.62	54,066.41	47,027.64	32,865.71	179,811.50	249,619.26
	iv	Late Fee Reimbursements	221,427.37	197,245.27	222,881.11	175,527.74	8,359.69	269,369.56
	v	Interest Reimbursements	51,192.81	40,135.29	166,702.09	185,015.10	0.00	0.00
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	107,368.91	81,071.20
	vii	Special Allowance Payments	5,021,475.09	2,266,346.39	572,452.74	67,666.97	4,379,944.20	4,401,083.36
	viii	Subsidy Payments	2,315,257.07	3,246,229.61	3,695,185.29	3,984,339.43	9,065,911.63	13,365,256.06

	ix	Total Interest Collections	$11,528,152.81	$10,457,808.29	$9,876,458.45	$8,443,916.02	$13,829,590.52	$18,401,533.06
								$—

	Student Loan Non-Cash Interest Activit							$—
	i	Interest Accrual Adjustment	$(5,516.92)	$4,043.94	$616.23	$(519.05)	$4,436,827.98	$6,959,719.42
	ii	Capitalized Interest	3,135,708.37	7,438,566.95	5,674,985.10	3,106,976.40	4,425,310.73	6,658,435.55

	iii	Total Non-Cash Interest Adjustments	$3,130,191.45	$7,442,610.89	$5,675,601.33	$3,106,457.35	$8,862,138.71	$13,618,154.97

	Total Student Loan Interest Activity		$14,658,344.26	$17,900,419.18	$15,552,059.78	$11,550,373.37	$22,691,729.23	$32,019,688.03

(=)	Ending Student Loan Portfolio Balance		$1,270,258,529.98	$1,378,925,962.65	$1,499,568,013.14	$1,657,254,539.60	$1,714,712,275.98	$1,806,311,255.28
(+)	Interest to be Capitalized		$19,942,635.46	$19,819,622.90	$23,418,452.59	$25,099,027.72	$22,807,688.14	$21,902,614.37

(=)	TOTAL POOL		$1,290,201,165.44	$1,398,745,585.55	$1,522,986,465.73	$1,682,353,567.32	$1,737,519,964.12	$1,828,213,869.65

(+)	Reserve Account Balance		$2,919,929.95	$3,496,863.96	$3,807,466.16	$4,205,883.92	$4,343,799.91	$4,570,534.67

(=)	Total Adjusted Pool		$1,293,121,095.39	$1,402,242,449.51	$1,526,793,931.89	$1,686,559,451.24	$1,741,863,764.03	$1,832,784,404.32

XII. 2003-8 Payment History and CPRs

Distribution	Actual	ince Issued
Date	Pool Balances	CPR *
Sep-03	$1,908,981,454	24.83%
Dec-03	$1,828,213,870	18.78%
Mar-04	$1,737,519,964	17.83%
Jun-04	$1,682,353,567	15.54%
Sep-04	$1,522,986,466	18.89%
Dec-04	$1,398,745,586	20.12%
Mar-05	$1,276,147,614	21.07%
Jun-05	$1,167,971,978	21.59%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.